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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-45085, 33-58906, 33-83760, 33-90842 and 333-4064)
pertaining to the Read-Rite Corporation Amended and Restated 1987 Stock Option Plan and 1991 Director Option Plan, the Read-Rite Corporation Employee Stock Purchase Plan, the Read-Rite Corporation Employee 401(k) Retirement Savings Plan, Sunward Technologies, Inc. 1991 Incentive Stock Option Plan, Sunward Technologies, Inc. 1990 Directors' Warrant Plan, the Read-Rite Corporation 1995 Stock Plan and the Read-Rite Corporation Years of Service Plan of our report dated October 21, 1996 (except for Note 11, for which the date is December 11,
1996), with respect to the consolidated financial statements and schedule of Read-Rite Corporation included in the Annual Report (Form 10-K) for the year ended September 30, 1996.


                                                   /s/ Ernst & Young LLP

San Jose, California
December 18, 1996